                               ARTICLES OF MERGER
                                  BY AND AMONG
                              HARMON INDUSTRIES, INC.,
                              HARMON ELECTRONICS, INC.,
                     CONSOLIDATED ASSET MANAGEMENT COMPANY, INC.
                                      AND
                         ELECTRO PNEUMATIC CORPORATION
                         -----------------------------
                              (Section 351.447 RSMo)

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

     1. Electro Pneumatic Corporation, a California corporation ("EPC"), Consolidated Asset Management Company, Inc., a Missouri corporation ("CAMCO"), Harmon Electronics, Inc., a Missouri corporation ("HEI"), are hereby merged (the "Merger") with and into Harmon Industries, Inc., a Missouri corporation ("HII").

     2.  HII is the surviving corporation in the Merger.

     3. CAMCO, EPC and HEI are hereinafter referred to collectively as the "Constituent Corporations".

     4. The Boards of Directors of the Constituent Corporations have approved these Articles of Merger and the Plan of Merger ("Plan of Merger") set forth herein by resolutions adopted on August 23, 1996 by unanimous written consent of all of the members of the Boards of Directors of the Constituent Corporations. The resolutions adopted by the Board of Directors of HII are as follows:

          WHEREAS, HII is the sole shareholder of HEI, a Missouri corporation; and

          WHEREAS, HII is the sole shareholder of EPC, a California corporation; and

          WHEREAS, HII is the sole shareholder of CAMCO, a Missouri corporation; and

          WHEREAS, HEI, CAMCO and EPC are solvent active corporations; and

          WHEREAS, the directors of HII deem it advisable and in the best interest of HII that HEI, CAMCO and EPC shall merge with and into HII;

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of HII hereby approve the merger (the "Merger") of its wholly owned subsidiaries HEI, CAMCO and EPC with and into HII, pursuant to which HII shall be the surviving corporation and all the rights and obligations

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

     of HEI, CAMCO and EPC shall become the rights and obligations of HII;

           FURTHER RESOLVED, that all rights to or associated with the names of the Constituent Corporations, including, but not limited to, trademarks, service marks and other intellectual or common law rights, shall be the property of HII after the merger;

           FURTHER RESOLVED, that the Merger shall be a statutory merger and is intended to be a tax-free reorganization under the Internal Revenue Code.

           FURTHER RESOLVED, that the Plan of Merger by and among HII, CAMCO, HEI and EPC, attached hereto as Exhibit A and incorporated herein by reference, is hereby adopted and approved;

           FURTHER RESOLVED, that the officers of HII be, and they hereby are, authorized and directed to prepare, execute and file with the appropriate office of any jurisdiction any documents, including but not limited to, Articles of Merger setting forth the Plan of Merger, and to take any actions on behalf of HII as they deem necessary and appropriate for the purpose of effecting the Merger.

     5.  The Plan of Merger has been adopted pursuant to Section 351.447 RSMo.

     6. The Plan of Merger is set forth in Exhibit A attached hereto and incorporated herein by reference.

     7. HII, the parent corporation, is in compliance with the 90 percent ownership requirement of Section 351.447 RSMo, and will maintain at least 90 percent ownership of each of HEI, CAMCO and EPC, parties to the Merger, until the issuance of the Certificate of Merger by the Secretary of State of Missouri.

     IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                                      HARMON INDUSTRIES, INC.

(CORPORATE SEAL)

                                      By:
                                         --------------------------------------
                                         Bjorn E. Olsson, President

ATTEST:

----------------------------------------
Charles M. Foudree, Secretary

                                       HARMON ELECTRONICS, INC.

(CORPORATE SEAL)

                                       By
                                          -------------------------------------
                                          Lloyd T. Kaiser, President

ATTEST:

-------------------------------------
James O. Selzer, Secretary



                                       CONSOLIDATED ASSET MANAGEMENT
                                       COMPANY, INC.

(CORPORATE SEAL)

                                       By
                                          -------------------------------------
                                          J. Randall John, President

ATTEST:


--------------------------------------
James O. Selzer, Secretary


                                       ELECTRO PNEUMATIC CORPORATION, INC.

(CORPORATE SEAL)

                                       By
                                          ------------------------------------
                                          Raymond A. Rosewall, President

ATTEST:


---------------------------------------
James O. Selzer, Secretary

STATE OF______________________________)
                                      )  ss.
COUNTY OF_____________________________)

     On this _______day of ________________________, 1996, before me,
_______________________________________, Notary Public in and for said state and county, personally appeared Bjorn E. Olsson, President of Harmon Industries, Inc., known to me to be the person who executed the within Articles of Merger in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.


                                       ----------------------------------------
                                                   Notary Public

(NOTARY SEAL)

My Commission Expires:

--------------------------




STATE OF ____________________________)
                                     )  ss.
COUNTY OF____________________________)


On this _________ day of ________________________, 1996, before me,
_______________, Notary Public in and for said state and county, personally appeared Lloyd T. Kaiser, President of Harmon Electronics, Inc., known to me to be the person who executed the within Articles of Merger in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

                                       ---------------------------------------
                                                 Notary Public


(NOTARY SEAL)

My Commission Expires:

----------------------------------

STATE OF______________________________)
                                      )  ss.
COUNTY OF_____________________________)

     On this _______day of ________________________, 1996, before me,
_______________________________________, Notary Public in and for said state and county, personally appeared J. Randall John, President of Consolidated Asset Management Company, Inc., known to me to be the person who executed the within Articles of Merger in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

                                       ----------------------------------------
                                                   Notary Public

(NOTARY SEAL)

My Commission Expires:

--------------------------




STATE OF ____________________________)
                                     )  ss.
COUNTY OF____________________________)


On this _________ day of ________________________, 1996, before me,
_________________, Notary Public in and for said state and county, personally appeared Raymond A. Rosewall, President of Electro Pneumatic Corporation, known to me to be the person who executed the within Articles of Merger in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

                                       ---------------------------------------
                                                 Notary Public


(NOTARY SEAL)

My Commission Expires:

--------------------------------



                                       -5-
                                        79
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                                   EXHIBIT A
                                   ---------

                                 PLAN OF MERGER
                                  BY AND AMONG
                              HARMON INDUSTRIES, INC.,
                             HARMON ELECTRONICS, INC.,
                       CONSOLIDATED ASSET MANAGEMENT COMPANY, INC.
                                      AND
                        ELECTRO PNEUMATIC CORPORATION
                        -----------------------------

     1. Harmon Electronics, Inc., a Missouri corporation ("HEI"), Consolidated Asset Management Company, Inc., Missouri corporation ("CAMCO") and Electro Pneumatic Corporation, a California corporation ("EPC"), hereby merge (the "Merger") with and into Harmon Industries, Inc., a Missouri corporation ("HII"). HII is the surviving corporation (the "Surviving Corporation") in the Merger.

     2. The effective date of the Merger (the "Effective Date") shall be December 31, 1996, at midnight.

     3. On the Effective Date of the Merger, the separate existence of HEI, CAMCO and EPC shall cease. On the Effective Date, HEI, CAMCO and EPC shall be merged with and into HII, and HII, as the Surviving Corporation, shall, without further action, succeed to and possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of HII, HEI, CAMCO and EPC; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other causes in action and all and every other interest of or belonging to or due to each of said corporations, shall be taken and deemed to be transferred to and vested in HII as the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, under the laws of the State of Missouri vested in any of such corporations shall not revert or be in any way impaired by reason of the Merger. All rights to or associated with the names of HEI, CAMCO and EPC, including, but not limited to, trademarks, service marks and corporate usage rights, shall be the property of HII after the merger.

     4. The officers and directors of the above named corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

     5. The Articles of Incorporation and Bylaws of HII shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation.

     6. The directors and officers of HII on the Effective Date shall continue in office as the directors and officers of the Surviving Corporation and shall hold such offices until their respective successors have been duly elected and qualified.

                                      -6-

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     7.  Upon and after the Effective Date of the Merger:

     a. The Surviving Corporation may be served with process in the State of Missouri in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Missouri which is a party to the Merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Missouri against the Surviving Corporation;

     b. The Surviving Corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Missouri which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of The General and Business Corporation Law of Missouri with respect to the rights of dissenting shareholders.



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